                                    EXHIBIT 3.1.1

   AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE REGISTRANT,
                                FILED JUNE 17, 1998


                                 STATE OF DELAWARE
                          OFFICE OF THE SECRETARY OF STATE

               I, EDWARD J FREEL, SECRETARY OF STATE OF THE STATE OF
          DELAWARE, DQ HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT
            COPY OF THE CERTIFICATE OF AMENDMENT OF "ULTRATECH STEPPER,
         INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JUNE, A.D.
                              1998, AT 9 O'CLOCK, A.M.

                       [GREAT SEAL OF THE STATE OF DELAWARE]



                                                     /s/Edward J. Freel
[SEAL OF SECRETARY OFFICE]                  -----------------------------------
                                            EDWARD J. FREEL, SECRETARY OF STATE


2310125 8100                                        AUTHENTICATION:     9147894

981236690                                               DATE:          06-18-98

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                 CERTIFICATE OF AMENDMENT OF THE AMENDED AND
                  RESTATED CERTIFICATE OF INCORPORATION OF
                         ULTRATECH STEPPER, INC.


     Ultratech Stepper, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

     FIRST:    That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment advisable and directing that said amendment be submitted to the stockholders of said Corporation entitled to vote in respect thereof for their approval. The resolution setting forth said amendment is as follows:

          RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing Article IV thereof so that, as amended, said provision shall be and read in its entirety as follows:

                              ARTICLE  IV

          This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock'). The number of shares of Common Stock authorized to be issued is Forty Million (40,000,000), par value $0.001 per share, and the number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000), par value $0.001 per share.

          The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the divided rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares

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of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          SECOND:   That thereafter said amendment was duly adopted in
accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been signed by the President and the Secretary of the Corporation this 16th day of June, 1998.



                                  ULTRATECH STEPPER, INC.



                                  By: /s/Arthur W. Zafiropoulo
                                     ------------------------------------
                                       Arthur W. Zafiropoulo
                                       President




ATTEST:



By: /s/William G. Leunis, III
    -------------------------
     William G. Leunis, III
     Secretary